Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc. (previously known as Amedica Corporation)

Salt Lake City, Utah

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-223032 and 333-234438), Form S-3 (Nos. 333-207289, 333-205545, 333-214804, and 333-230492) and Form S-8 (No. 333-194977) of SINTX Technologies, Inc. (the Company) of our report dated March 25, 2020, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of SINTX Technologies, Inc. for the year ended December 31, 2019.

/s/ Tanner LLC
March 25, 2020